UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2004

The Immune Response Corporation

(Exact name of registrant as specified in its charter)

000-18006

(Commission File Number)

Delaware	33-0255679
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

5931 Darwin Court, Carlsbad, California 92008

(Address of principal executive offices, with zip code)

(760) 431-7080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into Material Definitive Agreements

On September 2, 2004, The Immune Response Corporation (the “Company”) entered into the following agreements:

•                  Framework Agreement, effective as of August 16, 2004, between the Company and NovaRx Corporation (“NovaRx”) (the “Framework Agreement”);

•                  Novation Agreement, effective as of August 16, 2004, among the Company, NovaRx and the Sidney Kimmel Cancer Center (“SKCC”) (the “SKCC Novation Agreement”); and

•                  Novation Agreement, effective as of August 16, 2004, among the Company, NovaRx and Masayoshi Namba, M.D. (“Namba”) (the “Namba Novation Agreement”).

The Company had previously in-licensed certain cancer-related technology from SKCC and Namba under those license agreements between the Company and SKCC, dated July 1, 1994 and the Company and Namba, dated July 6, 1998, respectively (the “License Agreements”), and sublicensed the same technology to NovaRx. Upon execution and delivery of the SKCC Novation Agreement and the Namba Novation Agreement (the “Novation Agreements”), the Company assigned its rights and was relieved of its obligations under the License Agreements.  At the same time, NovaRx succeeded to the Company’s rights and obligations under the License Agreements and, in consideration for receipt of these rights, NovaRx agreed pursuant to the Framework Agreement to pay the Company a total of $1,050,000, of which $150,000 was paid at signing and the balance will be due on the earlier of August 16, 2007 or the occurrence of certain events described in the Framework Agreement.  The Company also simultaneously terminated agreements with NovaRx and its affiliate Advanced Biotherapies, Inc. (“ABI”), pursuant to which the Company had sublicensed to NovaRx and ABI certain rights that the Company had licensed-in under the License Agreements.

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

                On September 3, 2004, the Company received notice from the Nasdaq Stock Market (“Nasdaq”) that it was not in compliance with Nasdaq Marketplace Rule 4310(c)(4) due to the fact that the closing price of the Company’s common stock was below $1.00 for the last 30 consecutive trading days.  In accordance with Nasdaq Marketplace Rule 4310(c)(8)(D), the Company has until March 2, 2005 to regain compliance by having the Company’s common stock close at or above $1.00 for a minimum of 10 consecutive trading days.  Provided, however, that Nasdaq may require that the Company’s common stock trade at or above $1.00 for up to 20 consecutive trading days before deeming the Company to be in compliance with Nasdaq listing standards.

                Nasdaq further informed the Company that if compliance cannot be demonstrated by March 2, 2005, then Nasdaq will determine whether the Company satisfies the listing criteria for the Nasdaq SmallCap Market and may, in its discretion, grant the Company an additional compliance period at that time.

Item 9.01               Financial Statements and Exhibits

Exhibit	Description

10.159	Framework Agreement, effective as of August 16, 2004, between The Immune Response Corporation and NovaRx Corporation.

10.160	Novation Agreement, effective as of August 16, 2004, by and among The Immune Response Corporation, NovaRx Corporation and Sidney Kimmel Cancer Center.

10.161	Novation Agreement, effective as of August 16, 2004, by and among The Immune Response Corporation, NovaRx Corporation and Masayoshi Namba, M.D.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                The Immune Response Corporation

Date: September 8, 2004	By:	/s/ Michael K. Green
Michael K. Green
Chief Financial Officer